Exhibit 99.1

             Kopin Announces Preliminary Financial Results
              for Third Quarter Ended September 29, 2007

      Total Revenues Reach a Record $29.2 Million on Strength of
                         CyberDisplay Business


    TAUNTON, Mass.--(BUSINESS WIRE)--Nov. 27, 2007--Kopin Corporation (NASDAQ: KOPN) today announced preliminary financial results for the three months ended September 29, 2007. The financial results reported today do not take into account a planned restatement of certain financial statements, as described in the Company's press release and Form 8-K filed with the Securities and Exchange Commission on May 9, 2007, related to Kopin's historical stock option granting practices. Therefore, these results should be considered preliminary until Kopin files its Quarterly Report on Form 10-Q for the three months ended September 29, 2007.

    Financial Summary

    Total revenues for the third quarter of 2007 increased 87% to a record $29.2 million from $15.6 million for the same period in 2006, and increased 34% from $21.8 million in the second quarter of 2007. For the nine months ended September 29, 2007, total revenue was $69.2 million compared with $53.3 million in the comparable period of 2006.

    For the third quarter of 2007, CyberDisplay revenue grew to $18.1 million compared with $5.6 million in the third quarter of 2006 and $10.7 million in the second quarter of 2007. CyberDisplay revenue for the first nine months of 2007 was $37.8 million versus $18.3 million through the same period in 2006. III-V revenue for the third quarter of 2007 was $11.1 million compared with $10.0 million in the comparable period of 2006 and $11.1 million in the second quarter of 2007. For the first nine months of 2007, III-V revenue was $31.4 million compared with $34.9 million in the first nine months of 2006.

    The Company announced on May 9, 2007, as a result of a review of its stock option granting procedures, it will need to restate certain of its financial statements for the fiscal years 1995 through 2006 and related interim periods. Therefore, the financial statements and the related reports of its independent registered accountants, and all earnings press releases and similar communications issued by the Company relating to the periods discussed above should not be relied upon. To date, the Company has not finished its review and has not concluded on the required adjustments, including the tax consequences of any adjustments, necessary to restate these or any other of its financial statements.

    The Company's preliminary net loss, prior to the impact of any adjustments resulting from its stock option review, for the three and nine months ended September 29, 2007 is approximately $772,000 and $7.9 million, respectively. The Company's net loss for the three and nine months ended September 29, 2007 reflects a high percentage of display sales into the bridge digital camera market that were aggressively priced to capture market share; continued investments to expand capacity and infrastructure in the CyberDisplay and III-V business segments; and professional expenses of $430,000 and $1.9 million, respectively, for the three and nine months ended September 29, 2007 resulting from the Company's stock option review.

    Cash, cash equivalents and marketable securities totaled $94.1 million as of September 29, 2007 compared with $105.4 million at December 30, 2006. The decline in cash is attributable to the need to fund working capital of $3.1 million to support higher inventory and accounts receivable balances as compared to December 30, 2006, investments in capital equipment of $5.7 million and our results of operations for the nine months ended September 29, 2007. At September 29, 2007, the Company had no long-term debt.

    Management Comments

    "Kopin's record top-line results in the third quarter reflect the strong performance of our CyberDisplay business, which posted a year-over-year revenue increase of 220%," said President and Chief Executive Officer Dr. John C.C. Fan. "Our display revenue was fueled by further penetration of our QVGA-resolution displays and modules into the bridge digital still camera market, through alliances with leading OEM partners such as Fujifilm, Kodak and Olympus. On the strength of these relationships, we continue to increase our market share in the bridge digital still camera market. We believe today that four out of every 10 bridge cameras sold worldwide are equipped with electronic viewfinders produced by Kopin. Consistent with our "disruptive technology" strategy, the bridge camera market serves as an entry point for higher resolution Kopin displays addressing SLR cameras and other higher margin opportunities in the digital photography market."

    "Our display technology also continues to make exciting progress in the video eyewear segment," Dr. Fan continued. "Display revenue for video eyewear systems doubled between the second and third quarters of 2007. We believe that mobile video is poised for explosive growth, and Kopin's technology puts us at the forefront of this market as consumer demand accelerates."

    "On the military front, our display sales to the U.S. Army's Thermal Weapons Sight II (TWS-II) program are strengthening with continued shipments to our program partners," Dr. Fan said. "With the recent adoption of our new CyberDisplay 640M LVR display for the newest TWS program, and other programs in development, we continue to expect 2008 to be a year of growth for our military products."

    "Our HBT revenues improved about 10% year-over-year and remained flat with the second quarter of 2007, largely as a result of an industry-wide inventory correction," Dr. Fan said. "We anticipate growth in our HBT revenues to be fueled in part by WiMax applications as we begin 2008."

    Recent Highlights

    -- Dr. Fan delivered presentations to the Optoelectronics Industry Development Association (OIDA) Forum and Eurodisplay 2007. Dr. Fan's speech to the OIDA Forum focused on the role Kopin's microdisplays are playing in the areas of defense and homeland security, while his keynote address at Eurodisplay 2007 centered on recent technological breakthroughs in microdisplay technology.

    -- Eastman Kodak Company expanded its use of Kopin electronic viewfinders (EVF) by selecting Kopin's CyberEVF 230K-NF module for its new EASYSHARE Z812 IS digital camera. It is the fourth EASYSHARE model launched using Kopin's ultra-compact EVF.

    -- Kopin's low-power, instant-on display was selected for the U.S. Army's New Thermal Weapon Sight (TWS) Bridge Program. This high-tech display is specifically designed to operate at temperatures as low as -40(degrees)C with nearly "Instant-On" capability, an unprecedented achievement for liquid crystal displays. This performance is achieved without the need for an external heater, significantly reducing display system power consumption.

    -- Kopin became the world's first company to produce advanced 6-inch heterojunction bipolar transistor wafers in volume using new integrated concept metal-organic chemical vapor deposition (IC MOCVD) systems from AIXTRON. The systems were installed as part of Kopin's plan to increase HBT manufacturing capacity by 50% through internal expansion and the addition of capacity at its original equipment manufacturer, KTC.

    Business Outlook

    "As we look to 2008, we expect the investments we are making in our display and III-V product lines to drive growth and success in the quarters ahead," Dr. Fan said. "Our design wins with large digital still camera OEMs, the military's release of the 150,000 thermal weapon sight program to our customers and our continuing commitment to technology innovation and quality have enabled us to establish leadership positions in both product lines, and we expect continued growth as we move forward. The outlook for our markets remains strong, and we expect to achieve the upper end of our previously announced revenue range of between $90 million and $95 million for full-year fiscal 2007."

    As previously announced, the Board of Directors of the NASDAQ Stock Market LLC has granted Kopin until Monday, December 17, 2007 to file all overdue periodic reports necessary to regain compliance with the filing requirement and, in the event the Company is unable to regain compliance, to discuss the matter with Nasdaq so that the Nasdaq Staff can provide an update to the Board on whether they continue to believe it is appropriate for the Company to remain listed on the Nasdaq Global Market.

    Third-Quarter Conference Call

    Kopin will host a conference call at 9:00 a.m. ET today, November 27, 2007, to discuss its preliminary third-quarter financial results. To hear the conference call, please dial (888) 715-1389 (U.S. and Canada) or (913) 312-0855 (International). The call will also be available as a live and archived audio webcast on the "Investors" section of the Kopin website, www.kopin.com.

    About Kopin

    Kopin Corporation produces lightweight, power-efficient, ultra-small liquid crystal displays and heterojunction bipolar transistors (HBTs) that are revolutionizing the way people around the world see, hear and communicate. Kopin already has shipped more than 20 million displays for a range of consumer and military applications including digital cameras, personal video eyewear, camcorders, thermal weapon sights and night vision systems. The Company's unique HBTs, which help to enhance battery life, talk time and signal clarity, have been integrated into billions of wireless handsets as well as into WiFi, VoIP and high-speed Internet data transmission systems. Kopin's proprietary display and HBT technologies are protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

    CyberDisplay and The NanoSemiconductor Company are trademarks of Kopin Corporation.

               Kopin - The NanoSemiconductor Company(TM)

    Safe Harbor Statement

    This news release contains "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to: the Company's preliminary net loss, prior to the impact of any adjustments resulting from its stock option review, for the three and nine months ended September 29, 2007 is approximately $772,000 and $7.9 million, respectively; our belief that we continue to increase our market share in the bridge digital still camera market; our belief that four out of every 10 bridge cameras sold worldwide are equipped with electronic viewfinders produced by Kopin; our statement that Kopin's display technology continues to make exciting progress in the video eyewear segment; our belief that mobile video is poised for explosive growth; our statement that Kopin's technology puts us at the forefront of this market as consumer demand accelerates; our statement that with the recent adoption of our new CyberDisplay 640M LVR display for the newest TWS program, and other programs in development, that we continue to expect 2008 to be a year of growth for our military products; our statement that we anticipate growth in our HBT revenues to be fueled in part by WiMax applications as we begin 2008; our statement that we expect the investments we are making in our display and III-V product lines to drive growth and success in the quarters ahead; our statement that we expect continued growth as we move forward and that the outlook for our markets remains strong; and our expectation that we will achieve the upper end of our revenue guidance of between $90 million and $95 million for full-year fiscal 2007. When used in this news release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "sees," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements involve a number of risks and uncertainties that could materially affect future results. These risk factors include, but are not limited to: the potential consequences surrounding any findings relating to the Special Investigative Committee's review of Kopin's historical stock option grants; the impact of the Company's restatement of its historical financial statements; technical, manufacturing, marketing or other issues that may prevent either the adoption or rapid acceptance of products; the risk that modifications made by our customers to their products may not be accepted by the U.S. government; competitive products and pricing; the risk that new product initiatives and other research and development efforts may not be successful; the loss of significant customers; the potential that costs to produce the Company's microdisplay and HBT products will increase significantly, or that yields will decline; the potential that the Company's revenue guidance and product forecasts will turn out to be wrong; the potential that military programs involving Kopin's products will be delayed or cancelled; the potential that the Company's military and commercial customers might be unable to ramp production volumes of their products; market acceptance of video eyewear, digital still cameras, toys, military systems, cellular phones or other products in which Kopin's products are integrated; the potential that the accelerated pace of activity in mobile video eyewear will not continue; manufacturing delays, technical issues, economic conditions or external factors that may prevent the Company from achieving its financial guidance; the potential that Kopin may be delisted from The Nasdaq Stock Market; uncertainty of results of pending civil litigation related to Kopin's stock option grant practices; the potential for further delays related to the Company's regulatory filings and other risk factors and cautionary statements listed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation, the Company's Form 10-Q for the period ended July 1, 2006 and our Annual Report on Form 10-K for the year ended December 31, 2005 under the heading "Risk Factors." Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.


    CONTACT: Kopin Corporation
             Richard Sneider, 508-824-6696
             Chief Financial Officer
             rsneider@kopin.com
             or
             Sharon Merrill Associates, Inc.
             Scott Solomon, 617-542-5300
             Vice President
             ssolomon@investorrelations.com